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                                                                   EXHIBIT 23.5

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Capital Trust of our report dated March 4, 1997, relating to consolidated financial statements of Phoenix Four, Inc. and Subsidiaries. We also consent to the incorporation by reference in this Registration Statement on Form S-1 of Capital Trust of the references to us under the caption "Experts" appearing in the prospectus forming a part of the registration statement on Form S-1 (File No. 333-37271) of Capital Trust.

                                                     /s/ BDO Binder
                                          -------------------------------------
                                                       BDO BINDER

Nassau, Bahamas
December 10, 1997